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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              ___________________

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                              ___________________

                                MICROISLET, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                NEVADA                                   88-0408274
(State of Incorporation or Organization)       (IRS Employer Identification no.)

6370 NANCY RIDGE DRIVE, SUITE 112, SAN DIEGO, CALIFORNIA          92121
     (Address of Principal Executive Offices)                    (Zip Code)

                              ___________________

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

                              ___________________

      Securities Act registration file number to which this form relates:
                                 Not applicable

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:     Name of each exchange on which each
                                             class is to be registered:

COMMON STOCK, $0.001 PAR VALUE               AMERICAN STOCK EXCHANGE

        Securities to be registered pursuant to Section 12(g) of the Act:
                                 Not applicable



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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

GENERAL

This Registration Statement relates to the common stock, $0.001 par value, of MicroIslet, Inc. Our articles of incorporation authorize 100,000,000 shares of common stock. As of May 25, 2004, 39,004,741 shares of our common stock were issued and outstanding. This excludes an aggregate of 13,501,604 shares of common stock reserved for issuance upon exercise of stock options and warrants.

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by stockholders. All shares of our common stock rank equally as to voting and all other matters. Subject to the prior rights of holders of preferred stock, if any, the holders of common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for payment. These dividends may be paid in cash, property or shares of common stock. The shares of common stock have no pre-emptive or conversion rights, no redemption or sinking fund provisions and are not liable for further call or assessment.

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ITEM 2.  EXHIBITS

EXHIBIT
NUMBER               DESCRIPTION OF DOCUMENT
------               -----------------------
3.1A (1)             Articles of Incorporation
3.1B (2)             Certificate of Amendment to the Articles of Incorporation
3.1C (3)             Certificate of Amendment to the Articles of Incorporation
3.2 (4)              Amended and Restated Bylaws
4.1 (5)              Specimen Common Stock Certificate
___________________

(1) Incorporated by reference to the Registrant's Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on August 13, 1999.

(2) Incorporated by reference to the Registrant's Registration Statement on Form SB-2 filed with the Commission on July 25, 2002.

(3) Filed herewith.

(4) Incorporated by reference to the Registrant's Amendment No. 1 to Registration Statement on Form SB-2 filed with the Commission on November 20, 2002.

(5) Incorporated by reference to the Registrant's Amendment No. 1 to Registration Statement on Form SB-2 filed with the Commission on November 20,
2002).


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     MICROISLET, INC.

Dated: May 27, 2004                  By: /s/ John F. Steel IV
                                         --------------------
                                     Name: John F. Steel IV
                                     Title: Chief Executive Officer and Chairman

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